UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, James J. Volker, the current Chairman, President and Chief Executive Officer of Whiting Petroleum Corporation (the “Company”), notified the Company of his intent to retire from his position as President and Chief Executive Officer effective November 1, 2017. In addition, on October 24, 2017, the Board of Directors of the Company (the “Board”) acted to elect Mr. Volker as (i) Executive Chairman of the Board of the Company effective November 1, 2017 until December 31, 2017 and (ii) Chairman of the Board of the Company from January 1, 2018 until the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”) in a non-executive capacity.

Also on October 24, 2017, the Board acted to elect Bradley J. Holly as President and Chief Executive Officer of the Company and as a director of the Company effective November 1, 2017. The Employment Agreement (as defined below) provides that Mr. Holly will be appointed Chairman of the Board of the Company at the 2018 Annual Meeting. Mr. Holly, age 46, brings more than 20 years of experience in the oil and natural gas industry. Mr. Holly previously served as Executive Vice President, U.S. Onshore Exploration and Production for Anadarko Petroleum Corporation (“Anadarko”), an independent exploration and production company, from May 2017 to October 2017. Prior to that, he served as Senior Vice President, U.S. Onshore Exploration and Production at Anadarko from September 2016. He was previously Senior Vice President, Operations for Anadarko’s Rocky Mountain Region from May 2013 to September 2016, and Vice President, Operations for the Southern and Appalachia Region from July 2012 to May 2013. Mr. Holly also previously served as General Manager of Anadarko’s Greater Natural Buttes area in eastern Utah and the Maverick Basin, which included the Eagleford Shale development in southern Texas, and Reserves and Planning Manager for the Southern and Appalachia Region. He joined Anadarko in 1997 as a reservoir engineer and development supervisor on Anadarko’s Marco Polo and K2 developments in the deepwater Gulf of Mexico. Mr. Holly began his career in 1994 with Amoco. Mr. Holly holds a Bachelor of Science in Petroleum Engineering from Texas Tech University, and he is a graduate of the Harvard Business School Advanced Management Program.

In connection with Mr. Holly becoming President and Chief Executive Officer, on October 24, 2017, the Compensation Committee of the Board (the “Committee”) approved (i) a base salary for Mr. Holly of $765,000, (ii) an annual bonus target for Mr. Holly of 110% of his base salary based on the 2017 performance goals established by the Committee under the Company’s short-term incentive plan, provided that such annual bonus will be pro-rated for 2017 based on time of service, (iii) a pro-rated long-term equity incentive grant for 2017 to Mr. Holly of restricted stock and/or stock-settled restricted stock units of $255,000, of which one-third will vest on each of the first three anniversaries of the grant date and (iv) a pro-rated long-term equity incentive grant for 2017 to Mr. Holly of performance shares of $255,000, which performance shares will have a performance period beginning January 1, 2017 and ending December 31, 2019 with cliff vesting with the award payout level determined based on the Company’s three-year total shareholder return relative to its compensation peer group. In addition, in recognition of Mr. Holly forfeiting unvested equity awards and retirement compensation with his former employer, the Committee approved (i) payment to Mr. Holly of a cash signing bonus of $500,000, (ii) a grant to Mr. Holly of cash-settled restricted stock units of $1,000,000, of which one-third will vest on each of the first three anniversaries of the grant date and (iii) a grant to Mr. Holly of restricted stock and/or stock settled restricted stock units of $3,000,000, of which one-third will vest on each of the first three anniversaries of the grant date.

Also on October 24, 2017, the Committee approved and the Company entered into with Mr. Holly an Executive Employment and Severance Agreement (the “Employment Agreement”) effective November 1, 2017. The Employment Agreement has a term that ends after one year and renews automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreement provides that Mr. Holly is entitled to a base salary of $765,000, subject to increase, but not decrease, as may be determined by the Committee, and to participate in cash and equity incentive plans and employee benefit plans that the Company generally provides to its senior executives. The Employment Agreement also provides that Mr. Holly is entitled to certain severance payments and other benefits upon a qualifying employment termination, including after a Change of Control (as defined in the Employment Agreement) of the Company. If Mr. Holly’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of the employment term, Mr. Holly will be entitled to accrued but unpaid benefits, including a pro rata portion of the current year’s target annual bonus, and a lump sum severance benefit equal to Mr. Holly’s base salary multiplied by two, plus the target bonus for the year in which the termination occurs. If such termination occurs within two years following a Change of Control, the multiplier of base salary described in the previous sentence is increased to three. Additionally, until the earlier of 18 months following a qualified termination (or 24 months if such termination follows a Change of Control) or such time as Mr. Holly has obtained new employment and is covered by benefits at least equal in value, Mr. Holly will continue to be covered, at the expense of the Company, by the same or equivalent life insurance, hospitalization, medical, dental and vision coverage as Mr. Holly received prior to termination. To receive the foregoing benefits, Mr. Holly must execute and deliver to the Company (and not revoke) a general release of claims. The Employment Agreement also provides Mr. Holly with the following after a Change of Control has occurred: (i) Mr. Holly’s employment term is automatically extended for a two-year period; (ii) accelerated vesting of Mr. Holly’s restricted stock, restricted stock units and performance shares; (iii) the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the Change of Control; and (iv) participation in salaried and executive officer benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The Employment Agreement also provides that Mr. Holly is subject to a customary confidentiality covenant and, for one year following termination of employment (or two years if the termination is after a Change of Control), customary covenants not to solicit and not to compete with the Company’s business in its material plays or fields.

In connection with Mr. Volker retiring as President and Chief Executive Officer and becoming Executive Chairman of the Board, on October 24, 2017, the Compensation Committee of the Board approved and the Company entered into with Mr. Volker an Amended and Restated Executive Employment and Severance Agreement (the “Amended Agreement”) effective November 1, 2017. The Amended Agreement has a term that ends on December 31, 2017 and has terms substantially similar to the current Employment and Severance Agreement between the Company and Mr. Volker except that upon Mr. Volker’s retirement as Executive Chairman of the Board on December 31, 2017 (i) Mr. Volker will serve as a non-executive Chairman of the Board until the 2018 Annual Meeting, for which he will be paid annual cash compensation equal to $268,000, (ii) Mr. Volker’s unvested time-based vesting restricted stock awards granted in 2015, 2016 and 2017 will continue to vest per their original vesting schedules subject to Mr. Volker’s compliance with his non-solicitation and non-competition covenants, (iii) Mr. Volker’s unvested performance-based vesting restricted stock awards granted in 2015, 2016 and 2017 will continue to vest per their original vesting schedules but only in the event they are earned based on their applicable performance criteria and subject to Mr. Volker’s compliance with his non-solicitation and non-competition covenants, and (iv) Mr. Volker’s covenants not to solicit and not to compete with the Company’s business in its material plays or fields will be extended from one year to three years following termination of employment.

The foregoing descriptions of the Employment Agreement and the Amended Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and the Amended Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On October 24, 2017, the Committee also approved forms of Restricted Stock Unit Award Agreement (Cash-Settled) and Restricted Stock Unit Award Agreement (Stock-Settled) for use under the Company’s 2013 Equity Incentive Plan, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2017, the Board adopted resolutions to amend and restate the Company’s Amended and Restated By-Laws (as so amended, the “By-Laws”) to modify certain provisions relating to the Chairman of the Board. Section 5 of Article III of the By-Laws clarifies that the Chairman of the Board need not be an employee of or officer of the Company. Sections 1 and 4 of Article IV of the By-Laws provide that if the Chairman of the Board is an employee of the Company, then the Board may choose such person as an officer of the Company with the title Executive Chairman of the Board.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits: The exhibits listed in the Exhibit Index below is filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Amended and Restated By-Laws of Whiting Petroleum Corporation, effective October 24, 2017.

(10.1)	Executive Employment and Severance Agreement, between Bradley J. Holly and Whiting Petroleum Corporation, effective as of November 1, 2017.

(10.2)	Amended and Restated Executive Employment and Severance Agreement, between James J. Volker and Whiting Petroleum Corporation, effective as of November 1, 2017.

(10.3)	Form of Restricted Stock Unit Award Agreement (Cash-Settled).

(10.4)	Form of Restricted Stock Unit Award Agreement (Stock-Settled).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: October 26, 2017	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Vice President, General Counsel and
Corporate Secretary